Exhibit 99.1
Amentum Reports Third Quarter Fiscal Year 2025 Results
and Raises Full Year Organic Guidance

Revenues of $3.6 billion, 2% growth on a pro forma basis
Net Income of $10 million; Adjusted EBITDA of $274 million
Diluted Earnings Per Share of $0.04; Adjusted Diluted Earnings Per Share of $0.56
Operating Cash Flow of $106 million; Free Cash Flow of $100 million
Backlog of $44.6 billion; 1.0x YTD Book-to-Bill
Reduced Net Debt to $3.8 billion and Net Leverage to 3.5x

CHANTILLY, VA., August 5, 2025 — Amentum Holdings, Inc. (“Amentum” or the “Company”) (NYSE: AMTM), a leading advanced engineering and technology company, today announced results for the third quarter ended June 27, 2025, and raised its full year organic guidance for fiscal year 2025.

“Amentum’s third quarter performance reflects strong execution and demonstrates the continued strength of our business,” said Amentum Chief Executive Officer John Heller. “We’re seeing benefits from our integration efforts and mission-focused portfolio converge with tailwinds from enduring global trends and an improving budget environment. In addition, the successful divestiture of Rapid Solutions combined with our strategic growth initiatives enhance our financial flexibility and provide momentum for future growth as we head into the fourth quarter and beyond. We're pleased with our performance and excited about our ability to deliver long-term value for customers, employees and shareholders.”

Summary Operating Results
	Three Months Ended
(in millions, except per share data)	June 27, 2025	June 28, 2024	% Change
GAAP Measures:
Revenues	$3,561	$2,142	66%
Operating income	$103	$89	16%
Net income (loss)	$10	$(26)	138%
Diluted earnings (loss) per share	$0.04	$(0.29)	114%

Pro Forma and Non-GAAP Measures[1,2]:
Revenues	$3,561	$3,490	2%
Adjusted EBITDA[2]	$274	$257	7%
Adjusted EBITDA Margin[2]	7.7%	7.4%	+30 bps
Adjusted Diluted Earnings Per Share (EPS)[2]	$0.56	$0.51	10%
Free Cash Flow[2]	$100	N/A	N/A

1 – June 28, 2024 Revenues and Non-GAAP financial measures are presented on a pro forma basis to include the results of Jacobs' Critical Mission Solutions and Cyber & Intelligence (CMS) businesses prepared in accordance with the requirements of Article 11 of Regulation S-X.
2 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Pro Forma Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

GAAP Results

GAAP revenues increased 66% year-over-year primarily as a result of revenues from the combination with Jacobs' Critical Mission Solutions and Cyber & Intelligence (CMS) businesses. GAAP operating income increased as a result of the contribution from CMS, partially offset by increased intangible amortization expense. GAAP net income and diluted earnings per share improved year-over-year due to the higher operating income and lower interest expense.

Pro Forma and Non-GAAP Results

Pro forma revenues, which include the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, increased 2% year-over-year driven by growth in Digital Solutions. Pro Forma Adjusted EBITDA increased 7% year-over-year primarily due to the higher revenues and improved operating performance. Pro Forma Adjusted Net Income and Adjusted Diluted Earnings Per Share increased due to higher operating profit partially offset by an increase in interest expense.

Pro Forma and Non-GAAP Segment Results

	Three Months Ended			Nine Months Ended
(in millions)	June 27, 2025	June 28, 2024[1]	% Change	June 27, 2025	June 28, 2024[1]	% Change
Revenues
Digital Solutions	$1,421	$1,274	12%	$4,047	$3,852	5%
Global Engineering Solutions	2,140	2,216	(3)%	6,421	6,441	—%
Total Revenues	$3,561	$3,490	2%	$10,468	$10,293	2%

Adjusted EBITDA[2]
Digital Solutions	$114	$94	21%	$321	$293	10%
Global Engineering Solutions	160	163	(2)%	483	479	1%
Total Adjusted EBITDA	$274	$257	7%	$804	$772	4%

1 – June 28, 2024 Revenues and Non-GAAP financial measures are presented on a pro forma basis.
2 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Pro Forma Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

Digital Solutions revenues for the third quarter increased 12% year-over-year driven by higher volume from the ramp up of new commercial contract awards. Adjusted EBITDA increased 21% year-over-year due to the higher revenues and improved operational performance.

Global Engineering Solutions revenues for the third quarter decreased 3% year-over-year as a result of the expected ramp-down on certain historical programs, partially offset by new contract awards and growth on existing programs. Adjusted EBITDA decreased 2% year-over-year as a result of the lower revenue volume, partially offset by improved operational performance.

Cash Flow Summary

During the three months ended June 27, 2025, Amentum generated $106 million and $275 million of net cash from operating and investing activities, respectively, and used $203 million in financing activities. Net cash provided by operating activities was driven by strong cash earnings and disciplined working capital management. Net cash provided by investing activities included $360 million in proceeds from the sale of Rapid Solutions which were partially offset by a $70 million payment for the final net working capital position from the CMS merger. Investing activities also included $6 million in capital expenditures which resulted in quarterly free cash flow of $100 million. Financing activities consisted primarily of $200 million in principal payments on our Term Loan. As of June 27, 2025, Amentum had $738 million in cash and cash equivalents and $4.6 billion of gross debt. Subsequent to the quarter end, Amentum made an additional $250 million voluntary principal payment on the Term Loan.

Backlog and Contract Awards

As of June 27, 2025, the Company had total backlog of $44.6 billion, compared with $26.9 billion as of June 28, 2024, an increase of $17.7 billion primarily due to the acquisition of CMS. Funded backlog as of June 27, 2025 was $5.6 billion.

Notable Q3 Fiscal Year 2025 Highlights

•Space Force Range Contract (SFRC) - The United States Space Force awarded Amentum SFRC, a $4 billion single-award indefinite delivery indefinite quantity contract with a ten-year ordering period, to advance the national capability for Assured Access To Space from the Eastern and Western Ranges through responsive and flexible operations, maintenance, sustainment, systems engineering and integration solutions. The award is under protest and therefore is not yet included in backlog or book-to-bill.

•Canadian Nuclear Laboratories (CNL) - The Atomic Energy of Canada Limited awarded the CNL operations and management solutions contract, a CAD $1.2 billion annual contract with a six-year base and extension periods up to a total of twenty years, to Nuclear Laboratory Partners of Canada, Inc. As part of the joint venture partnership, Amentum will continue to bring comprehensive nuclear operational solutions, research and development, and technical expertise in Canada.

•Multiple Intelligence Awards - Amentum secured two new awards totaling over $500 million to provide Intelligence customers with a broad range of advanced engineering and technology solutions including mission-critical data modeling and analysis. The awards illustrate the continued strong demand for Amentum's expertise and innovative intelligence solutions.

•On-Contract Growth Modifications and Extensions - Amentum benefited from over $2 billion in bookings from contract modifications and extensions from a variety of end-market customers, including the U.S. Air Force, U.S. Navy, and Fortune 500 clients.

Completed Divestitures

On June 26, 2025, Amentum announced it completed the divestiture of a hardware and products business, Rapid Solutions, for $360 million in cash. The business accounted for approximately 1% of Amentum’s annual revenues and Adjusted EBITDA. In addition, during the third quarter Amentum also completed the sale of its non-core New Zealand facilities maintenance business which accounted for approximately $50 million in annual revenues.

Updated Fiscal Year 2025 Guidance

Amentum raises its fiscal year 2025 organic guidance as follows:

(in millions, except per share data)	Prior Guidance			Current Guidance			Implied Underlying Organic Increase[2]
Revenues	$13,850	-	$14,150	$13,975	-	$14,175	~$125
Adjusted EBITDA[1]	$1,065	-	$1,095	$1,065	-	$1,095	~$5
Adjusted Diluted EPS[1]	$2.00	-	$2.20	$2.05	-	$2.20	~$0.05
Free Cash Flow[1]	$475	-	$525	$475	-	$525	~$20

1 – Represents a Non-GAAP financial measure - see the related explanations included elsewhere in this release. Amentum does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.
2 – Represents increases to the guidance mid-points plus the estimated fourth quarter impact from the divested Rapid Solutions and New Zealand facilities maintenance businesses included in the prior guidance issued on May 6, 2025 which were approximately: Revenues of $50 million, Adjusted EBITDA of $5 million, Adjusted Diluted EPS of $0.02 and Free Cash Flow of $20 million.

Webcast Information

Amentum will host a conference call beginning at 8:30 a.m. Eastern time on Wednesday, August 6, 2025 to discuss the results for the third quarter ended June 27, 2025. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the Amentum website at amentum.com. After the call concludes, a replay of the webcast can be accessed on the Investor Relations website.

About Amentum

Amentum is a global leader in advanced engineering and innovative technology solutions, trusted by the United States and its allies to address their most significant and complex challenges in science, security and sustainability. Our people apply undaunted curiosity, relentless ambition and boundless imagination to challenge convention and drive progress. Our commitments are underpinned by the belief that safety, collaboration and well-being are integral to success. Headquartered in Chantilly, Virginia, we have more than 53,000 employees in approximately 80 countries across all 7 continents.

Visit us at amentum.com to learn how we advance the future together.

Cautionary Note Regarding Forward Looking Statements

This release contains or incorporates by reference statements that relate to future events and expectations and, as such, could be interpreted to be “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,”

“endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including projections of financial performance; statements of plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: changes in U.S. or global economic, financial, business and political conditions, including changes to governmental budgetary priorities and tariffs; our ability to comply with the various procurement and other laws and regulations; risks associated with contracts with governmental entities; reviews and audits by the U.S. government and others; changes to our professional reputation and relationship with government agencies; the occurrence of an accident or safety incident; the ability of the Company to control costs, meet performance requirements or contractual schedules, compete effectively or implement its business strategy; the ability of the Company to retain and hire key personnel, and retain and engage key customers and suppliers; the failure to realize the anticipated benefits of the 2024 transaction with Jacobs Solutions Inc.; potential liabilities associated with shareholder litigation or other settlements or investigations; evolving legal, regulatory and tax regimes; and other factors set forth under Item 1A, Risk Factors in the annual report on Form 10-K (the “Annual Report”), and from time to time in documents that we file with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under the section entitled “Risk Factors” in the Annual Report. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Pro Forma and Non-GAAP Measures

This release includes the presentation and discussion of pro forma financial information that incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X. This release also includes the presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Free Cash Flow, and Net Leverage, which are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”), each of which are pro forma when reporting for the three and nine months ended June 28, 2024. These pro forma and non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as substitutes for, financial information prepared in accordance with GAAP. Management of the Company believes these pro forma and non-GAAP measures, when read in conjunction with the Company’s financial statements prepared in accordance with GAAP and, where applicable, the reconciliations herein to the most directly comparable GAAP measures, provide useful information to management, investors and other users of the Company’s financial information in evaluating operating results and understanding operating trends by adjusting for the effects of items we do not consider to be indicative of the Company’s ongoing performance, the inclusion of which can obscure underlying trends. Additionally, management of the Company uses such measures in its evaluation of business performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of financial results from period to period. The computation of pro forma and non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

Definitions of applicable non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided elsewhere in this release.

In addition to the above non-GAAP financial measures, the Company has included backlog, net bookings, and book-to-bill in this release. Backlog is an operational measure representing the estimated amount of future revenues to be recognized under negotiated contracts, and net bookings represent the change in backlog between reporting periods plus reported revenues for the period. Book-to-bill represents net bookings divided by reported revenues for the same period. We believe these metrics are useful for investors because they are an important measure of business development performance and are used by management to conduct and evaluate its business during its regular review of operating results.

Contacts

Investor Relations Contact	Media Contact

Nathan Rutledge	Roela Santos
IR@amentum.com	Roela.Santos@amentum.com

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Revenues	$3,561	$2,142	$10,468	$6,176
Cost of revenues	(3,193)	(1,936)	(9,372)	(5,576)
Selling, general, and administrative expenses	(165)	(77)	(440)	(216)
Amortization of intangibles	(118)	(57)	(358)	(171)
Equity earnings of non-consolidated subsidiaries	18	17	47	51
Operating income	103	89	345	264
Interest expense and other, net	(88)	(108)	(261)	(330)
Loss on extinguishment of debt	(3)	(3)	(3)	(3)
Income (loss) before income taxes	12	(22)	81	(69)
Provision for income taxes	(13)	(2)	(59)	(36)
Net income (loss) including non-controlling interests	(1)	(24)	22	(105)
Less: net income (loss) attributable to non-controlling interests	11	(2)	4	(3)
Net income (loss) attributable to common shareholders	$10	$(26)	$26	$(108)

Basic and diluted earnings (loss) per share attributable to common shareholders	$0.04	$(0.29)	$0.11	$(1.20)
Basic and diluted weighted average shares outstanding	243	90	243	90

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 27, 2025	September 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$738	$452
Accounts receivable, net	2,475	2,401
Prepaid expenses and other current assets	214	231
Total current assets	3,427	3,084
Property and equipment, net	115	144
Equity method investments	198	123
Goodwill	5,616	5,556
Intangible assets, net	2,075	2,623
Other long-term assets	377	444
Total assets	$11,808	$11,974

LIABILITIES
Current liabilities:
Current portion of long-term debt	$43	$36
Accounts payable	821	764
Accrued compensation and benefits	692	696
Contract liabilities	147	113
Other current liabilities	469	356
Total current liabilities	2,172	1,965
Long-term debt, net of current portion	4,441	4,643
Deferred tax liabilities	249	370
Other long-term liabilities	357	444
Total liabilities	7,219	7,422

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 243,322,468 shares issued and outstanding at June 27, 2025 and 243,302,173 shares issued and outstanding at September 27, 2024.	2	2
Additional paid-in capital	4,914	4,962
Retained deficit	(501)	(527)
Accumulated other comprehensive income	43	23
Total Amentum shareholders' equity	4,458	4,460
Non-controlling interests	131	92
Total shareholders' equity	4,589	4,552
Total liabilities and shareholders' equity	$11,808	$11,974

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cash flows from operating activities
Net (loss) income including non-controlling interests	$(1)	$(24)	$22	$(105)
Adjustments to reconcile net (loss) income including non-controlling interests to net cash provided by operating activities:
Depreciation	11	5	29	17
Amortization of intangibles	118	57	358	171
Amortization of deferred loan costs and original issue discount	3	5	8	16
Derivative instruments	2	3	8	34
Equity earnings of non-consolidated subsidiaries	(18)	(17)	(47)	(51)
Distributions from equity method investments	22	15	57	46
Deferred income taxes	(33)	12	(44)	(17)
Equity-based compensation	7	1	15	3
Other	4	4	3	6
Changes in assets and liabilities, net of effects of business acquisition:
Accounts receivable, net	(27)	117	(154)	29
Prepaid expenses and other assets	4	17	75	69
Accounts payable, contract liabilities, and other current liabilities	(17)	(13)	(28)	(111)
Accrued employee compensation and benefits	37	61	(9)	57
Other long-term liabilities	(6)	(5)	(20)	(4)
Net cash provided by operating activities	106	238	273	160
Cash flows from investing activities
Acquisition, net of cash acquired	(70)	—	(70)	—
Divestitures, net of cash conveyed	358	—	358	—
Payments for property and equipment	(6)	(2)	(18)	(7)
Contributions to equity method investments	(8)	—	(36)	—
Other	1	—	2	(1)
Net cash provided by (used in) investing activities	275	(2)	236	(8)
Cash flows from financing activities
Borrowings on revolving credit facilities	345	—	858	562
Payments on revolving credit facilities	(345)	—	(858)	(562)
Repayments of borrowings under the credit agreement	(200)	(158)	(200)	(175)
Repayments of borrowings under other agreements	(2)	(4)	(7)	(10)
Distributions to non-controlling interests	1	—	(21)	(2)
Other	(2)	1	(3)	(2)
Net cash used in financing activities	(203)	(161)	(231)	(189)
Effect of exchange rate changes on cash	14	(1)	8	3
Net change in cash and cash equivalents	192	74	286	(34)
Cash and cash equivalents, beginning of period	546	197	452	305
Cash and cash equivalents, end of period	$738	$271	$738	$271

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

The presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as a substitute for, financial information prepared in accordance with GAAP. Management believes these non-GAAP measures, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP and the reconciliations herein to the most directly comparable GAAP measures, provide useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the Company. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Adjusted EBITDA is defined as GAAP net income attributable to common shareholders adjusted for interest expense and other, net, provision for income taxes, depreciation and amortization, and excludes the following discrete items:
•Acquisition, transaction, and integration costs – Represents acquisition, transaction and integration costs, including severance, retention, and other adjustments related to acquisition and integration activities.
•Amortization of intangibles – Represents the amortization of intangible assets.
•Non-cash GAAP expense (gain) – Represents a non-cash goodwill impairment charge and a non-cash gain on acquisition of controlling interest.
•Divestitures – Represents divestiture gains and losses.
•Loss on extinguishment of debt – Represents the write-off of debt discount and debt issuance costs as a result of debt modifications.
•Utilization of certain fair market value adjustments assigned in purchase accounting – Represents the periodic utilization of the fair market value adjustments assigned to certain equity method investments and non-controlling interests based on the remaining period of performance for the related contract.
•Share-based compensation – Represents non-cash compensation expenses recognized for share based arrangements.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues.
Adjusted Net Income is defined as GAAP net income attributable to common shareholders excluding the discrete items listed under Adjusted EBITDA and the related tax impacts.
Adjusted Diluted EPS is defined as Adjusted Net Income divided by diluted weighted average number of common shares outstanding.
Free Cash Flow is defined as GAAP cash flow provided by operating activities less purchases of property and equipment.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the three months ended June 27, 2025:

	For the Three Months Ended June 27, 2025
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Divestitures	Loss on extinguishment of debt	Utilization of fair market value adjustments	Share-based compensation	Non-GAAP results

Revenues	$3,561	$—	$—	$—	$—	$—	$—	$3,561

Operating income	$103	$32	$118	$—	$—	$5	$7	$265
Non-operating expenses, net	(91)	—	—	3	3	—	—	(85)
Income before income taxes	12	32	118	3	3	5	7	180
Provision for income taxes [1]	(13)	(8)	(11)	(8)	—	(1)	(2)	(43)
Net income including non-controlling interests	(1)	24	107	(5)	3	4	5	137
Less: net income (loss) attributable to non-controlling interests	11	—	—	—	—	(13)	—	(2)
Net income (loss) attributable to common shareholders	$10	$24	$107	$(5)	$3	$(9)	$5	$135

Basic and diluted income per share attributable to common shareholders	$0.04	$0.10	$0.44	$(0.02)	$0.01	$(0.03)	$0.02	$0.56
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$10	$24	$107	$(5)	$3	$(9)	$5	$135
Net income margin [2]	0.3%							3.8%
Depreciation expense	11	—	—	—	—	—	—	11
Amortization of intangibles	118	—	(118)	—	—	—	—	—
Interest expense and other, net	88	—	—	(3)	—	—	—	85
Provision for income taxes	13	8	11	8	—	1	2	43
EBITDA (non-GAAP)	$240	$32	$—	$—	$3	$(8)	$7	$274
EBITDA margin	6.7%							7.7%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income (loss) attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the nine months ended June 27, 2025:

	For the Nine Months Ended June 27, 2025
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Divestitures	Loss on extinguishment of debt	Utilization of fair market value adjustments	Share-based compensation	Non-GAAP results

Revenues	$10,468	$—	$—	$—	$—	$—	$—	$10,468

Operating income	$345	$62	$358	$—	$—	$16	$15	$796
Non-operating expenses, net	(264)	—	—	3	3	—	—	(258)
Income before income taxes	81	62	358	3	3	16	15	538
Provision for income taxes [1]	(59)	(15)	(41)	(8)	—	(3)	(3)	(129)
Net income (loss) including non-controlling interests	22	47	317	(5)	3	13	12	409
Less: net income (loss) attributable to non-controlling interests	4	—	—	—	—	(25)	—	(21)
Net income (loss) attributable to common shareholders	$26	$47	$317	$(5)	$3	$(12)	$12	$388

Basic and diluted income (loss) per share attributable to common shareholders	$0.11	$0.19	$1.30	$(0.02)	$0.01	$(0.04)	$0.05	$1.60
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$26	$47	$317	$(5)	$3	$(12)	$12	$388
Net income margin [2]	0.2%							3.7%
Depreciation expense	29	—	—	—	—	—	—	29
Amortization of intangibles	358	—	(358)	—	—	—	—	—
Interest expense and other, net	261	—	—	(3)	—	—	—	258
Provision for income taxes	59	15	41	8	—	3	3	129
EBITDA (non-GAAP)	$733	$62	$—	$—	$3	$(9)	$15	$804
EBITDA margin	7.0%							7.7%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income (loss) attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES

The presentation and discussion of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income, Pro Forma Adjusted Diluted EPS, and Net Leverage are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as a substitute for, financial information prepared in accordance with GAAP. Management believes these non-GAAP measures, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP and the reconciliations herein to the most directly comparable GAAP measures, provide useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the Company. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Pro Forma Adjusted EBITDA is defined as pro forma net income attributable to common shareholders, which incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, adjusted for pro forma interest expense and other, net, pro forma provision for income taxes, pro forma depreciation and amortization, and excludes the following discrete pro forma items:
•Acquisition, transaction, and integration costs – Represents acquisition, transaction and integration costs, including severance, retention, and other adjustments related to acquisition and integration activities.
•Amortization of intangibles – Represents the amortization of intangible assets.
•Non-cash GAAP expense (gain) – Represents a non-cash goodwill impairment charge and a non-cash gain on acquisition of controlling interest.
•Loss on extinguishment of debt – Represents the write-off of debt discount and debt issuance costs as a result of debt modifications.
•Utilization of certain fair market value adjustments assigned in purchase accounting – Represents the periodic utilization of the fair market value adjustments assigned to certain equity method investments and non-controlling interests based on the remaining period of performance for the related contract.
•Share-based compensation – Represents non-cash compensation expenses recognized for share based arrangements.
Pro Forma Adjusted EBITDA Margin is defined as Pro Forma Adjusted EBITDA divided by Pro Forma Revenues.
Pro Forma Adjusted Net Income is defined as pro forma net income attributable to common shareholders, which incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, excluding the discrete pro forma items listed under Pro Forma Adjusted EBITDA and the related pro forma tax impacts.
Pro Forma Adjusted Diluted EPS is defined as Pro Forma Adjusted Net Income divided by pro forma diluted weighted average number of common shares outstanding.
Net Leverage is defined as GAAP total debt (excluding unamortized original issue discount and deferred financing costs) less cash and cash equivalents, divided by last twelve months Pro Forma Adjusted EBITDA, which is a non-GAAP measure. For FY25 Q3, Net Leverage was 3.5x, consisting of $4,560 million of total debt less $738 million of cash and cash equivalents, divided by the last twelve months Pro Forma Adjusted EBITDA of $1,081 million.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the unaudited pro forma combined reconciliation of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income and Pro Forma Adjusted Diluted EPS to the most directly comparable pro forma measures for the Company, including CMS, for the three months ended June 28, 2024:

	For the Three Months Ended June 28, 2024
	Pro Forma results	Acquisition, transaction and integration costs	Amortization of intangibles	Loss on extinguishment of debt	Utilization of fair market value adjustments	Share-based compensation	Pro Forma Non-GAAP results

Revenues	$3,490	$—	$—	$—	$—	$—	$3,490

Operating income	$112	$9	$132	$—	$—	$2	$255
Non-operating expenses, net	(83)	—	—	3	—	—	(80)
Income before income taxes	29	9	132	3	—	2	175
Provision for income taxes [1]	(9)	(2)	(31)	(1)	—	—	(43)
Net income including non-controlling interests	20	7	101	2	—	2	132
Less: net income attributable to non-controlling interests	(3)	—	—	—	(4)	—	(7)
Net income (loss) attributable to common shareholders	$17	$7	$101	$2	$(4)	$2	$125

Basic and diluted income (loss) per share attributable to common shareholders	$0.07	$0.03	$0.41	$0.01	$(0.02)	$0.01	$0.51
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$17	$7	$101	$2	$(4)	$2	$125
Net income margin [2]	0.5%						3.6%
Depreciation expense	9	—	—	—	—	—	9
Amortization of intangibles	132	—	(132)	—	—	—	—
Interest expense and other, net	80	—	—	—	—	—	80
Provision for income taxes	9	2	31	1	—	—	43
EBITDA (non-GAAP)	$247	$9	$—	$3	$(4)	$2	$257
EBITDA margin	7.1%						7.4%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the unaudited pro forma combined reconciliation of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income and Pro Forma Adjusted Diluted EPS to the most directly comparable pro forma measures for the Company, including CMS, for the nine months ended June 28, 2024:

	For the Nine Months Ended June 28, 2024
	Pro Forma results	Acquisition, transaction and integration costs	Amortization of intangibles	Loss on extinguishment of debt	Utilization of fair market value adjustments	Share-based compensation	Pro Forma Non-GAAP results

Revenues	$10,293	$—	$—	$—	$—	$—	$10,293

Operating income	$345	$20	$389	$—	$—	$7	$761
Non-operating expenses, net	(250)	—	—	3	—	—	(247)
Income before income taxes	95	20	389	3	—	7	514
Provision for income taxes [1]	(4)	(9)	(110)	(1)	—	—	(124)
Net income including non-controlling interests	91	11	279	2	—	7	390
Less: net income attributable to non-controlling interests	(4)	—	—	—	(14)	—	(18)
Net income (loss) attributable to common shareholders	$87	$11	$279	$2	$(14)	$7	$372

Basic and diluted income (loss) per share attributable to common shareholders	$0.36	$0.04	$1.15	$0.01	$(0.06)	$0.03	$1.53
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$87	$11	$279	$2	$(14)	$7	$372
Net income margin [2]	0.8%						3.6%
Depreciation expense	29	—	—	—	—	—	29
Amortization of intangibles	389	—	(389)	—	—	—	—
Interest expense and other, net	247	—	—	—	—	—	247
Provision for income taxes	4	9	110	1	—	—	124
EBITDA (non-GAAP)	$756	$20	$—	$3	$(14)	$7	$772
EBITDA margin	7.3%						7.5%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income attributable to common shareholders divided by revenues.